102 South Main Street

Greenville, SC 29601

864.421.1068

The South Financial Group Reports Third Quarter Results

Company Maintains Capital Position, Increases Credit Reserves, and Continues Resolution of Problem Loans in Difficult Environment

•	Tangible equity ratio of 7.94%, unchanged from June 30th
•	Capital ratios exceed all “well-capitalized” regulatory requirements
•	Allowance for credit losses increases to 1.97%

GREENVILLE, SC – October 21, 2008 – The South Financial Group, Inc. (NASDAQ: TSFG) today reported a third quarter 2008 net loss of $25.0 million, compared with a second quarter 2008 net loss of $10.9 million. The net loss per diluted share was $(0.43) for third quarter 2008, compared with $(0.23) for second quarter 2008. Excluding non-operating items, the third quarter 2008 operating loss totaled $22.6 million and $(0.40) per diluted share. Reconciliations of GAAP-reported results to operating results and year-to-date results are provided in the attached financial highlights.

Third quarter 2008 results reflect the following items:

•	Tangible equity ratio as of September 30, 2008 remained at 7.94%, and all regulatory capital ratios exceeded “well-capitalized” minimums.

•	Third quarter 2008 provision for credit losses totaled $84.6 million (an increase of $20.8 million from second quarter 2008) and exceeded net loan charge-offs by $9.2 million.

•

Allowance for credit losses increased to 1.97% of loans held for investment at September 30, 2008, up from 1.85% at June 30, 2008 and 1.72% at March 31, 2008. The allowance coverage of nonperforming loans held for investment was 0.84 times.

•

In the third quarter 2008, TSFG sold $25.9 million of problems loans resulting in third quarter charge-offs of $7.5 million and moved an additional $22.6 million, net of third quarter 2008 charge-offs of $20.6 million, into nonperforming loans held for sale at September 30, 2008 based on pending transactions.

•

Third quarter 2008 net loan charge-offs increased to $75.4 million, or 2.87% of average loans held for investment, from $47.0 million for second quarter 2008. Third quarter charge-offs included $28.1 million related to loan sales and loans held for sale and $17.6 million from the recognition of previously-established specific reserves on impaired loans as charge-offs.

•

Nonperforming loans held for investment increased to $240.1 million at September 30, 2008 from $220.2 million at June 30, 2008. Nonperforming assets totaled $293.2 million, or 2.83% of loans and foreclosed property. Excluding nonperforming loans held for sale, nonperforming assets totaled 2.62% of loans held for investment and foreclosed property at September 30, 2008.

•

Net interest margin declined 16 basis points to 3.08% for third quarter 2008, reflecting funding mix shifts to improve and maintain liquidity, intense competition for customer deposits, and the reversal of interest income on loans moving to nonaccrual status.

•

Operating noninterest expenses increased reflecting the current environment, particularly higher loan collection and FDIC insurance expense, and lower loan origination salary deferrals. These categories accounted for approximately $3.5 million of the overall $4.2 million increase.

“Capital, credit, and liquidity remain our top priorities in this tumultuous environment,” said Mack I. Whittle, Jr., Chairman, President and Chief Executive Officer of The South Financial Group. “We’re managing balance sheet growth to preserve capital, continuing to address problem loans, and focusing on growing core deposits.”

Whittle continued, “Residential construction loans, particularly in Florida, remain problematic. Continuing our approach from last quarter, we’ve sold $25.9 million of problem loans, moved $22.6 million of nonperforming loans to held for sale based on pending transactions, and continued to increase our loan loss reserves. It was a tough quarter for deposit pricing, and our decision to trade margin to improve liquidity contributed to the net interest margin compression. Increasing core deposits remains a key strategic objective as we weather the economic downturn and work to emerge even stronger. As we prepare for my retirement by the end of the year, our Operating Council, which includes James Gordon, Lynn Harton, and Chris Holmes, will continue to provide the core leadership both now and throughout the transition to our new Chief Executive Officer, spearheading the execution of our strategic objectives.”

Net Interest Income and Average Balance Sheet

Third quarter 2008 tax-equivalent net interest income decreased $4.6 million to $96.9 million from $101.5 million in second quarter 2008. This decrease related to a lower net interest margin and a slight decline in average earning assets.

The tax-equivalent net interest margin for third quarter 2008 decreased to 3.08%, down 16 basis points from 3.24% for second quarter 2008, primarily from funding mix shifts to improve and maintain liquidity, intense competition for customer deposits, and an increase in the reversal of interest income on loans moving to nonaccrual status. Before increasing last quarter, the net interest margin had remained relatively stable in the previous six quarters, ranging from 3.07% to 3.12%, during which time the target Federal funds rate dropped by 325 basis points. Average funding costs increased 5 basis points while the yield on average earning assets declined 14 basis points. Within funding costs, wholesale funding costs increased 22 basis points, reflecting a shift in wholesale funding balances into longer-term, higher-cost sources, while customer funding costs declined 3 basis points.

Third quarter 2008 average earning assets decreased $23.3 million, or (0.2)% linked-quarter, to $12.6 billion. Third quarter 2008 average loans remained unchanged at $10.5 billion; however, period-end loans held for investment decreased $176.1 million. In May, TSFG ceased production of indirect loans in Florida and is letting the existing portfolio run off over time. At September 30, 2008, this portfolio totaled $428.6 million, down $55.3 million from June 30, 2008.

Third quarter 2008 average customer funding, defined as total deposits less brokered deposits plus customer sweep accounts, increased $50.4 million, or 0.6% linked-quarter, from adding higher-cost customer deposits, primarily certificates of deposit. Third quarter 2008 average wholesale borrowings, including brokered deposits and excluding customer sweep accounts, decreased $132.3 million in connection with the increase in average customer funding and decline in average investment securities.

Noninterest Income

Third quarter 2008 operating noninterest income (which excludes the non-operating items mentioned below) totaled $28.6 million, down $1.7 million from $30.3 million for second quarter 2008. Linked-quarter, customer fee income and wealth management income increased $407,000 and $104,000, respectively. Together, these two categories account for approximately 77% of the operating noninterest income for third quarter 2008. Increases in these categories were offset by declines in mortgage banking income (down $979,000), losses on sales and write-downs of other real estate owned (down $768,000), and a negative swing in the valuations associated with certain derivative activities (down $435,000).

Total noninterest income, including non-operating items, was $27.9 million for third quarter 2008, compared with $32.2 million for second quarter 2008. Non-operating noninterest income for third quarter 2008 included a $725,000 net loss on securities from the recognition of approximately $1.8 million of other than temporary impairment on certain community bank-related investments with a remaining carrying value of $3.6 million partially offset by gains on the sale of other investments totaling $1.1 million.

Noninterest Expenses

Operating noninterest expenses (which exclude the non-operating items mentioned below) totaled $88.9 million for third quarter 2008, a $4.2 million increase from $84.7 million for second quarter 2008. The linked-quarter increase reflects items related to the current operating environment, including a $1.9 million increase for loan collection and monitoring, $646,000 for higher FDIC insurance premiums, and $940,000 for lower loan origination salary deferrals. Increases in professional service fees and occupancy expense were partially offset by declines in advertising and business development and other expenses.

Total noninterest expenses, including non-operating items, were $93.4 million for third quarter 2008, compared with $87.6 million for second quarter 2008. Third quarter 2008 non-operating noninterest expenses included $4.6 million related to the retirement of Mack Whittle (announced in September 2008) and a $125,000 gain on early extinguishment of debt.

Credit Quality

At September 30, 2008, nonperforming loans held for investment totaled $240.1 million, a $19.9 million increase from $220.2 million at June 30, 2008. In addition, TSFG had $22.6 million in nonperforming loans held for sale, for which the consummation of the proposed sales is pending. Approximately 53%, or $127.3 million, of nonaccrual loans held for investment at September 30, 2008 related to residential construction loans, with approximately 76% of these loans located in Florida. At September 30, 2008, nonperforming assets increased to $293.2 million, or 2.83% of loans and foreclosed property, from $241.9 million, or 2.30%, at June 30, 2008. Excluding nonperforming loans held for sale, nonperforming assets totaled 2.62% of loans held for investment and foreclosed property at September 30, 2008.

The provision for credit losses for third quarter 2008 totaled $84.6 million, compared with $63.8 million for second quarter 2008 and $73.3 million for first quarter 2008. For third quarter 2008, the provision for credit losses exceeded net loan charge-offs by $9.2 million. This increased the allowance for credit losses to $203.0 million, or 1.97% of loans held for investment, up from $193.8 million, or 1.85% of loans held for investment, at June 30, 2008, and $177.0 million, or 1.72%, at March 31, 2008. The allowance coverage of nonperforming loans held for investment totaled 0.84 times, in line with 0.87 times at June 30, 2008 and 0.78 times at March 31, 2008.

Net loan charge-offs in third quarter 2008 totaled $75.4 million, or 2.87% of average loans held for investment, an increase from $47.0 million, or 1.81%, for second quarter 2008. Approximately 59%, or $44.6 million, of the third quarter 2008 net loan charge-offs related to residential construction loans, with nearly 90% of these charge-offs in Florida. Third quarter 2008 net loan charge-offs included $28.1 million for loan sales and loans held for sale and $17.6 million from the recognition of previously-established specific reserves on impaired loans as charge-offs. Net loan charge-offs totaled 1.90% for 2008 year-to-date and averaged $49.1 million per quarter.

The third quarter 2008 sale of approximately $25.9 million of problem loans increased the level of net loan charge-offs, but moderated nonperforming loan levels. The loans sold were primarily residential construction-related loans in Florida and included one of TSFG’s largest nonperforming loans.

Capital

Tangible shareholders’ equity at September 30, 2008 remained relatively unchanged at $1.0 billion, and tangible book value per common share assuming conversion of the preferred stock totaled $9.42 at September 30, 2008, compared with $9.63 at June 30, 2008.

TSFG’s tangible equity to tangible assets ratio at September 30, 2008 was 7.94%, unchanged from June 30, 2008 and up from 6.61% at December 31, 2007. Despite a third quarter 2008 net loss, TSFG’s capital ratios remained relatively unchanged, principally from a $281.7 million reduction in total assets at period-end. TSFG and its banking subsidiary exceed “well-capitalized” standards for all regulatory capital ratios.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Wednesday, October 22nd at 10:00 a.m. (ET) to discuss third quarter 2008 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. For supplemental financial information and financial review presentation slides, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on October 21st or visit the Investor Relations section of its website under the Quarterly Earnings button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-800-234-8715 or 1-402-220-9691.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 3rd Quarter Earnings Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 5, 2008.

General Information

The South Financial Group is the largest publicly-traded bank holding company headquartered in South Carolina and ranks among the top 50 U.S. commercial bank holding companies in total assets. At September 30, 2008, it had approximately $13.7 billion in total assets and 180 branch offices in Florida, North Carolina, and South Carolina. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At September 30, 2008, approximately 45% of TSFG’s total customer deposits were in South Carolina, 41% were in Florida, and 14% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income (loss) and operating earnings or loss (which exclude gains or losses on certain items deemed not to reflect core operations). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “tangible” or “cash operating” basis. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, loan sales, customer funding growth, expense control, income tax rate, expected financial results for acquisitions, noninterest income, adequacy of capital and future capital levels, factors that will affect credit quality and the net interest margin, effectiveness of its hedging strategies, risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

PAGE 1, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/08 vs.

	9/30/08	6/30/08	9/30/07	6/30/08	6/30/08 Annualized	9/30/07

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$96,923	$101,540	$98,312	(4.5)%	(18.1)%	(1.4)%
Less: tax-equivalent adjustment	1,304	1,335	1,538	(2.3)	(9.2)	(15.2)

Net interest income	95,619	100,205	96,774	(4.6)	(18.2)	(1.2)
Provision for credit losses	84,608	63,763	10,504	32.7	130.1	705.5
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	28,625	30,314	29,630	(5.6)	(22.2)	(3.4)
Gain (loss) on securities	(725)	1,876	287	n/m	n/m	n/m

Non-operating noninterest income (loss)	(725)	1,876	287	n/m	n/m	n/m

Total noninterest income	27,900	32,190	29,917	(13.3)	(53.0)	(6.7)

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	88,896	84,673	77,440	5.0	19.8	14.8
Employment contracts and severance	4,621	2,299	—	n/m	n/m	n/m
Branch acquisition and conversion costs	—	731	—	n/m	n/m	n/m
(Gain) loss on early extinguishment of debt	(125)	(83)	1,299	n/m	n/m	n/m

Non-operating noninterest expenses	4,496	2,947	1,299	n/m	n/m	n/m

Total noninterest expenses	93,392	87,620	78,739	6.6	26.2	18.6

Income (loss) before income taxes	(54,481)	(18,988)	37,448	n/m	n/m	n/m
Income tax expense (benefit)	(29,526)	(8,056)	11,609	n/m	n/m	n/m

Net income (loss)	(24,955)	(10,932)	25,839	n/m	n/m	n/m
Preferred stock dividends	6,250	5,833	—	n/m	n/m	n/m

Net income (loss) available to common shareholders	$(31,205)	$(16,765)	$25,839	n/m %	n/m %	n/m %

Earnings:
Operating earnings (loss)	$(22,564)	$(10,262)	$26,537	n/m %	n/m %	n/m %
Operating earnings (loss) available to common shareholders	(28,814)	(16,095)	26,537	n/m	n/m	n/m
Per common share data:
Basic earnings (loss)	$(0.43)	$(0.23)	$0.35	n/m %	n/m %	n/m %
Diluted earnings (loss)	(0.43)	(0.23)	0.35	n/m	n/m	n/m
Operating earnings (loss) available to common shareholders, diluted	(0.40)	(0.22)	0.36	n/m	n/m	n/m
Cash dividends declared per common share	0.01	0.01	0.18	—	n/m	(94.4)
Average common shares outstanding:
Basic	72,755,480	72,611,024	73,146,211	0.2%	0.8%	(0.5)%
Diluted (1)	72,755,480	72,611,024	73,605,752	0.2	0.8	(1.2)
PERFORMANCE RATIOS:
Total revenue: (2)
GAAP	$123,519	$132,395	$126,691	(6.7)%	(26.7)%	(2.5)%
Operating (3)	125,548	131,854	127,942	(4.8)	(19.0)	(1.9)
Return on average assets (4)	(0.72)%	(0.32)%	0.73%
Return on average common equity (5)	(9.53)	(4.97)	6.75
Return on average equity (4)	(6.39)	(2.94)	6.75
Net interest margin (tax-equivalent)	3.08	3.24	3.12
Efficiency ratios: (6)
GAAP	75.61	66.18	62.15
Cash operating (3)	69.63	63.01	59.04

(1)	For the three months ended September 30, 2008 and June 30, 2008, average diluted shares exclude preferred stock and outstanding equity awards since their effect would be antidilutive.

(2)	The sum of net interest income and noninterest income.

(3)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(4)	Return on average assets and return on average equity are calculated as net income divided by either average assets or average total equity.

(5)	Return on average common equity is calculated as net income available to common shareholders divided by average common equity.

(6)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Nine Months Ended

	9/30/08	9/30/07	% Change

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$292,619	$292,567	—%
Less: tax-equivalent adjustment	4,089	4,734	(13.6)

Net interest income	288,530	287,833	0.2
Provision for credit losses	221,663	36,642	504.9
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	87,555	87,905	(0.4)
Gain (loss) on securities	1,547	(3,335)	n/m
Gain on Visa IPO share redemption	1,904	—	n/m

Non-operating noninterest income (loss)	3,451	(3,335)	n/m

Total noninterest income	91,006	84,570	7.6

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	253,633	236,531	7.2
Goodwill impairment	188,431	—	n/m
Employment contracts and severance	6,920	2,306	n/m
Branch acquisition and conversion costs	731	—	n/m
(Gain) loss on early extinguishment of debt	339	1,530	n/m
Visa-related litigation	(863)	—	n/m

Non-operating noninterest expenses	195,558	3,836	n/m

Total noninterest expenses	449,191	240,367	86.9

Income (loss) before income taxes	(291,318)	95,394	n/m
Income tax expense (benefit)	(54,139)	31,107	n/m

Net income (loss)	(237,179)	64,287	n/m
Preferred stock dividends	12,083	—	n/m

Net income (loss) available to common shareholders	$(249,262)	$64,287	n/m %

Earnings:
Operating earnings (loss)	$(47,322)	$69,071	n/m %
Operating earnings (loss) available to common shareholders	(59,405)	69,071	n/m
Per common share data:
Basic earnings (loss)	$(3.43)	$0.87	n/m %
Diluted earnings (loss)	(3.43)	0.86	n/m
Operating earnings (loss) available to common shareholders, diluted	(0.82)	0.93	n/m
Cash dividends declared per common share	0.21	0.54	(61.1)
Average common shares outstanding:
Basic	72,605,990	73,970,963	(1.8)%
Diluted (1)	72,605,990	74,504,940	(2.5)

PERFORMANCE RATIOS:
Total revenue: (2)
GAAP	$379,536	$372,403	1.9%
Operating (3)	380,174	380,472	(0.1)
Return on average assets (4)	(2.29)%	0.61%
Return on average common equity (5)	(23.65)	5.58
Return on average equity (4)	(20.60)	5.58
Net interest margin (tax-equivalent)	3.13	3.11
Efficiency ratios: (6)
GAAP	118.35	64.54
Cash operating (3)	65.47	60.58

(1)	For the nine months ended September 30, 2008, average diluted shares exclude preferred stock and outstanding equity awards since their effect would be antidilutive.

(2)	The sum of net interest income and noninterest income.

(3)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(4)	Return on average assets and return on average equity are calculated as net income divided by either average assets or average total equity.

(5)	Return on average common equity is calculated as net income available to common shareholders divided by average common equity.

(6)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

				% Change 9/30/08 vs.

	9/30/08	6/30/08	9/30/07	6/30/08	6/30/08 Annualized	9/30/07

BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$13,835,936	$13,868,149	$14,022,518	(0.2)%	(0.9)%	(1.3)%
Intangible assets	(487,061)	(487,440)	(680,526)	(0.1)	(0.3)	(28.4)

Tangible assets	13,348,875	13,380,709	13,341,992	(0.2)	(0.9)	0.1

Loans	10,458,765	10,458,571	10,065,454	—	—	3.9
Securities (1)	2,058,892	2,099,257	2,472,628	(1.9)	(7.6)	(16.7)
Total earning assets	12,554,806	12,578,084	12,544,656	(0.2)	(0.7)	0.1

Noninterest-bearing deposits	1,059,565	1,079,390	1,198,350	(1.8)	(7.3)	(11.6)
Total deposits (2)	10,115,872	9,534,806	9,843,553	6.1	24.2	2.8
Customer funding (3)	8,077,968	8,027,539	8,195,078	0.6	2.5	(1.4)
Wholesale borrowings (4)	4,027,626	4,159,954	4,067,181	(3.2)	(12.7)	(1.0)
Total funding	12,105,594	12,187,493	12,262,259	(0.7)	(2.7)	(1.3)

Preferred stock	249,717	137,783	—	n/m	n/m	n/m
Common equity	1,302,890	1,357,598	1,519,488	(4.0)	(16.0)	(14.3)

Shareholders’ equity	1,552,607	1,495,381	1,519,488	3.8	15.2	2.2
Intangible assets	(487,061)	(487,440)	(680,526)	(0.1)	(0.3)	(28.4)

Tangible equity	1,065,546	1,007,941	838,962	5.7	22.7	27.0

Loans/total earning assets	83.3%	83.1%	80.2%
Securities/total assets	14.9	15.1	17.6
Customer funding/total funding	66.7	65.9	66.8
Wholesale borrowings/total assets	29.1	30.0	29.0
Loans/customer funding	129.5	130.3	122.8

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$13,849,613	$13,856,527	$14,087,424			(1.7)%
Intangible assets	(549,688)	(581,345)	(682,564)			(19.5)

Tangible assets	13,299,925	13,275,182	13,404,860			(0.8)

Loans	10,384,557	10,347,045	9,955,125			4.3
Securities (1)	2,077,893	2,087,498	2,624,627			(20.8)
Total earning assets	12,484,545	12,449,029	12,586,839			(0.8)

Noninterest-bearing deposits	1,074,100	1,081,447	1,217,798			(11.8)
Total deposits (2)	9,710,897	9,506,183	9,771,448			(0.6)
Customer funding (3)	8,110,845	8,127,465	8,266,147			(1.9)
Wholesale borrowings (4)	4,015,200	4,008,918	4,046,813			(0.8)
Total funding	12,126,045	12,136,383	12,312,960			(1.5)
Preferred stock	129,607	68,892	—			n/m
Common equity	1,408,103	1,461,288	1,539,098			(8.5)

Shareholders’ equity	1,537,710	1,530,180	1,539,098			(0.1)
Intangible assets	(549,688)	(581,345)	(682,564)			(19.5)

Tangible equity	988,022	948,835	856,534			15.4

Loans/total earning assets	83.2%	83.1%	79.1%
Securities/total assets	15.0	15.1	18.6
Customer funding/total funding	66.9	67.0	67.1
Wholesale borrowings/total assets	29.0	28.9	28.7
Loans/customer funding	128.0	127.3	120.4

(1)	The average balances for investment securities exclude the unrealized loss recorded for available for sale securities.

(2)	Total deposits include brokered deposits.

(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.

(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 9/30/08 vs.

				6/30/08
	9/30/08	6/30/08	9/30/07	6/30/08	Annualized	9/30/07

BALANCE SHEET DATA (Period End)
Loans held for sale (1)	$37,575	$21,871	$19,572	71.8%	285.7%	92.0%
Loans held for investment	10,299,640	10,475,731	10,173,237	(1.7)	(6.7)	1.2
Allowance for loan losses	(200,748)	(191,727)	(118,861)	4.7	18.7	68.9
Allowance for credit losses	(203,000)	(193,825)	(120,424)	4.7	18.8	68.6
Securities	2,020,199	2,013,909	2,364,415	0.3	1.2	(14.6)
Intangible assets	484,570	487,886	679,669	(0.7)	(2.7)	(28.7)
Total assets	13,695,178	13,976,870	14,100,221	(2.0)	(8.0)	(2.9)
Noninterest-bearing deposits	1,022,632	1,107,115	1,164,312	(7.6)	(30.4)	(12.2)
Total deposits (2)	10,008,808	9,886,369	9,501,669	1.2	4.9	5.3
Customer funding (3)	7,986,534	8,032,661	8,117,185	(0.6)	(2.3)	(1.6)
Wholesale borrowings (4)	3,984,312	4,208,266	4,187,268	(5.3)	(21.2)	(4.8)
Total funding	11,970,846	12,240,927	12,304,453	(2.2)	(8.8)	(2.7)
Preferred stock	249,000	250,000	—	n/m	n/m	n/m
Common equity	1,284,614	1,309,202	1,548,252	(1.9)	(7.5)	(17.0)
Shareholders’ equity	1,533,614	1,559,202	1,548,252	(1.6)	(6.5)	(0.9)

CAPITAL RATIOS
Tier 1 risk-based capital	11.14%	11.05%	9.89%
Total risk-based capital	12.64	12.54	11.28
Leverage ratio	9.70	9.81	8.64
Tangible equity to tangible assets	7.94	7.94	6.47

SHARE DATA
Preferred shares outstanding	249,000	250,000	—	n/m %	n/m %	n/m %
Common shares outstanding	73,005,766	72,795,797	72,971,394	0.3	1.1	—
Common book value per common share (5)	$17.60	$17.98	$21.22	(2.1)	(8.4)	(17.1)
Common tangible book value per common share (5)	10.96	11.28	11.90	(2.8)	(11.3)	(7.9)
Market price per share of common stock	7.33	3.92	22.74	87.0	346.1	(67.8)
Market capitalization	535,132	285,360	1,659,369	87.5	348.2	(67.8)

Assuming preferred stock conversion: (6)
Common shares outstanding	111,313,458	111,257,335
Book value per common share	$13.78	$14.01
Tangible book value per common share	9.42	9.63

OPERATIONS DATA
Branch offices	180	180	172	—%	—%	4.7%
ATMs	202	200	183	1.0	4.0	10.4
Employees (full-time equivalent)	2,535	2,572	2,457	(1.4)	(5.7)	3.2

(1)	Includes $22.6 million of nonperfoming loans held for sale.

(2)	Total deposits include brokered deposits.

(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.

(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

(5)

Common book value per common share is calculated as total shareholders’ equity less preferred stock divided by common shares outstanding. Common tangible book value per common share also excludes intangible assets.

(6)

As of September 30, 2008 and June 30, 2008, assuming a $6.50 conversion price, the shares of preferred stock are mandatorily convertible into approximately 38.3 million and 38.5 million common shares, respectively, by May 1, 2011.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

							% Change 9/30/08 vs.

	9/30/08		6/30/08		9/30/07		6/30/08		6/30/08 Annualized		9/30/07

CREDIT QUALITY
Loans held for investment	$10,299,640		$10,475,731		$10,173,237		(1.7	) %	(6.7	) %	1.2%
Allowance for loan losses	(200,748)		(191,727)		(118,861)		4.7				68.9
Allowance for credit losses	(203,000)		(193,825)		(120,424)		4.7				68.6
Nonperforming loans held for investment	$240,091		$220,151		$53,257		9.1%				350.8%
Nonperforming loans held for sale	22,576		—		—		n/m				n/m
Foreclosed property (other real estate owned and personal property repossessions)	30,503		21,780		5,658		40.1				439.1

Nonperforming assets	$293,170		$241,931		$58,915		21.2%				397.6%

Nonperforming loans held for investment as a % of loans held for investment	2.33%		2.10%		0.52%
Nonperforming assets as a % of loans and foreclosed property (1)	2.83		2.30		0.58
Allowance for loan losses as a % of loans HFI	1.95		1.83		1.17
Allowance for credit losses as a % of loans HFI	1.97		1.85		1.18
Allowance for loan losses to nonperforming loans HFI	0.84	x	0.87	x	2.23	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$12,899		$8,779		$2,629						390.6%
Average loans held for investment:
Three months ended	10,441,580		10,435,248		10,042,419
Year to date	10,366,359		10,328,336		9,925,410
Net loan charge-offs:
Three months ended	75,433		46,954		16,801		60.7%				349.0%
Year to date	147,358		71,925		28,906						409.8
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	2.87%		1.81%		0.66%
Year to date	1.90		1.40		0.39

(1)	Excluding nonperforming loans held for sale, nonperforming assets as a % of loans held for investment and foreclosed property totaled 2.62% at September 30, 2008.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/08 vs.

	9/30/08	6/30/08	9/30/07	6/30/08	6/30/08 Annualized	9/30/07

NONINTEREST INCOME
Customer fee income	$14,807	$14,400	$14,584	2.8%	11.2%	1.5%
Wealth management income	7,203	7,099	7,434	1.5	5.8	(3.1)
Mortgage banking income	879	1,858	834	(52.7)	(209.6)	5.4
Bank-owned life insurance	2,881	2,910	2,974	(1.0)	(4.0)	(3.1)
Merchant processing income, net	916	809	928	13.2	52.6	(1.3)
Gain (loss) on certain derivative activities	(199)	236	198	n/m	n/m	n/m
Other	2,138	3,002	2,678	(28.8)	(114.5)	(20.2)

Operating noninterest income (noninterest income, excluding non-operating items)	28,625	30,314	29,630	(5.6)	(22.2)	(3.4)
Non-operating noninterest income (loss)	(725)	1,876	287	n/m	n/m	n/m

Total noninterest income	$27,900	$32,190	$29,917	(13.3)%	(53.0)%	(6.7)%

NONINTEREST EXPENSES
Personnel expense	$46,952	$45,249	$43,397	3.8%	15.0%	8.2%
Occupancy	9,770	8,972	8,723	8.9	35.4	12.0
Furniture and equipment	6,991	6,733	6,543	3.8	15.2	6.8
Professional services	4,573	3,579	4,278	27.8	110.5	6.9
Advertising and business development	2,114	2,731	1,443	(22.6)	(89.9)	46.5
Telecommunications	1,628	1,476	1,404	10.3	41.0	16.0
Amortization of intangibles	1,474	1,589	1,907	(7.2)	(28.8)	(22.7)
Regulatory assessments	3,020	2,374	300	27.2	108.3	906.7
Loan collection and monitoring	4,112	2,167	710	89.8	357.1	479.2
Other	8,262	9,803	8,735	(15.7)	(62.5)	(5.4)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	88,896	84,673	77,440	5.0	19.8	14.8
Non-operating noninterest expenses	4,496	2,947	1,299	n/m	n/m	n/m

Total noninterest expenses	$93,392	$87,620	$78,739	6.6%	26.2%	18.6%

	Nine Months Ended

	9/30/08	9/30/07	% Change

NONINTEREST INCOME
Customer fee income	$42,843	$42,519	0.8%
Wealth management income	21,330	22,272	(4.2)
Mortgage banking income	4,222	4,780	(11.7)
Bank-owned life insurance	8,938	10,279	(13.0)
Merchant processing income, net	2,582	2,434	6.1
Gain (loss) on certain derivative activities	49	(1,202)	n/m
Other	7,591	6,823	11.3

Operating noninterest income (noninterest income, excluding non-operating items)	87,555	87,905	(0.4)
Non-operating noninterest income (loss)	3,451	(3,335)	n/m

Total noninterest income	$91,006	$84,570	7.6%

NONINTEREST EXPENSES
Personnel expense	$136,352	$131,731	3.5%
Occupancy	27,365	25,876	5.8
Furniture and equipment	20,107	19,491	3.2
Professional services	11,679	13,295	(12.2)
Advertising and business development	7,316	5,347	36.8
Telecommunications	4,527	4,215	7.4
Amortization of intangibles	4,721	6,044	(21.9)
Regulatory assessments	7,471	1,164	541.8
Loan collection and monitoring	7,249	1,889	283.7
Other	26,846	27,479	(2.3)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	253,633	236,531	7.2
Non-operating noninterest expenses	195,558	3,836	n/m

Total noninterest expenses	$449,191	$240,367	86.9%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended

	9/30/08	6/30/08	9/30/07

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$(24,955)	$(10,932)	$25,839
Add: Income tax expense (benefit)	(29,526)	(8,056)	11,609

Income (loss) before income taxes	(54,481)	(18,988)	37,448
Non-operating items:
(Gain) loss on securities	725	(1,876)	(287)
Employment contracts and severance	4,621	2,299	—
Branch acquisition and conversion costs	—	731	—
(Gain) loss on early extinguishment of debt	(125)	(83)	1,299

PRE-TAX OPERATING EARNINGS (LOSS) (income (loss) before taxes, excluding non-operating items)	(49,260)	(17,917)	38,460
Add: Provision for credit losses	84,608	63,763	10,504

PRE-TAX, PRE-PROVISION OPERATING EARNINGS (income (loss) before taxes and provision, excluding non-operating items)	35,348	45,846	48,964
Less: Provision for credit losses	(84,608)	(63,763)	(10,504)
Related income tax expense (benefit)	(26,696)	(7,655)	11,923

OPERATING EARNINGS (LOSS) (net income (loss), exluding non-operating items)	(22,564)	(10,262)	26,537
Preferred stock dividends	(6,250)	(5,833)	—

OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items)	(28,814)	(16,095)	26,537
Add: Amortization of intangibles, net of income tax	922	993	1,316

CASH OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items and amortization of intangibles)	$(27,892)	$(15,102)	$27,853

		Nine Months Ended

		9/30/08	9/30/07

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)		$(237,179)	$64,287
Add: Income tax expense (benefit)		(54,139)	31,107

Income (loss) before income taxes		(291,318)	95,394
Non-operating items:
(Gain) loss on securities		(1,547)	3,335
Gain on Visa IPO share redemption		(1,904)	—
Goodwill impairment		188,431	—
Employment contracts and severance		6,920	2,306
Branch acquisition and conversion costs		731	—
Loss on early extinguishment of debt		339	1,530
Visa-related litigation		(863)	—

PRE-TAX OPERATING EARNINGS (LOSS) (income (loss) before taxes, excluding non-operating items)		(99,211)	102,565
Add: Provision for credit losses		221,663	36,642

PRE-TAX, PRE-PROVISION OPERATING EARNINGS (income (loss) before taxes and provision, excluding non-operating items)		122,452	139,207
Less: Provision for credit losses		(221,663)	(36,642)
Related income tax expense (benefit)		(51,889)	33,494

OPERATING EARNINGS (LOSS) (net income (loss), excluding non-operating items)		(47,322)	69,071
Preferred stock dividends		(12,083)	—

OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items)		(59,405)	69,071
Add: Amortization of intangibles, net of income tax		2,951	4,062

CASH OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items and amortization of intangibles)		$(56,454)	$73,133

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.